As filed with the Securities and Exchange Commission on July 29, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ORAMED PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, Israel (Address of Principal Executive Offices)	98-0376008 (I.R.S. Employer Identification No.) 91390 (Zip Code)

Oramed Pharmaceuticals Inc. 2008 Stock Incentive Plan
(Full Title of the Plan)

Vcorp Services, LLC
1811 Silverside Road
Wilmington, Delaware 19810
(Name and address of agent for service)

(800) 624-0909
(Telephone number, including area code, of agent for service)

Copies to:
Oded Har-Even, Esq.
Howard E. Berkenblit, Esq.
Zysman Aharoni Gayer and
Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
Telephone: (212) 660-3000
Facsimilie: (212) 660-3001
_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.012 par value per share	333,334	$6.89	$2,295,005	$313.04

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Capital Market on July 26, 2013.

The prospectus meeting the requirements of Section 10(a) of the Securities Act, which is being provided to participants in the Oramed Pharmaceuticals Inc. 2008 Stock Incentive Plan (the “Plan”) in conjunction with this registration statement also relates to the shares registered under the Registration Statement on Form S-8 dated December 22, 2009 (File No. 333-163919) of Oramed Pharmaceuticals Inc. (the “Prior Registration Statement”).

Registration of Additional Securities – Explanatory Note

We are filing this registration statement to register an additional 333,334 shares of our common stock for issuance under the Plan, which number reflects a one-for-twelve reverse split of our shares of common stock effected on January 22, 2013.  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except for Item 3, Item 8 and Item 9 of Part II of the Prior Registration Statement, which are being updated by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by us with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)           Our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, as amended by Amendment No. 1 thereto, filed on December 12, 2012 and December 21, 2012, respectively;

(b)           Our audited and unaudited financial statements included in our Registration Statement on Form S-1 (No. 333-186375) filed on February 1, 2013;

(c)           Our Quarterly Reports on Form 10-Q for the quarterly period ended November 30, 2012, as Amended by Amendment No. 1 thereto, filed on December 26, 2012 and December 27, 2012, respectively; for the quarterly period ended February 28, 2013, filed on April 11, 2013; and for the quarterly period ended May 31, 2013, filed on July 17, 2013;

(d)           Our Current Reports on Form 8-K filed on January 1, 2013, January 11, 2013, January 22, 2013, February 1, 2013, February 7, 2013, April 11, 2013, April 16, 2013, May 24, 2013, May 30, 2013 and July 11, 2013; and

(e)           The description of our common stock contained in our Form 8-A filed on May 29, 2003, as updated by our Form 8-A filed on February 7, 2013.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.*

10.1	Oramed Pharmaceuticals Inc. 2008 Stock Incentive Plan. (Incorporated by reference to the registrant's Current Report on Form 8-K filed on July 2, 2008).

23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (Contained in the opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP filed herewith as Exhibit 5.1).

23.2	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.*

23.3	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.*

24	Powers of Attorney(Included in the signature page to this registration statement).
___________
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel, on July 29, 2013.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

Each person whose signature appears below authorizes each of Nadav Kidron and Yifat Zommer, or either of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Oramed Pharmaceuticals Inc., including any and all post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nadav Kidron		July 29, 2013
Nadav Kidron	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Yifat Zommer		July 29, 2013
Yifat Zommer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Miriam Kidron		July 29, 2013
Miriam Kidron	Chief Medical and Technology Officer and Director

Leonard Sank	Director
/s/ Harold Jacob		July 29, 2013
Harold Jacob	Director and member of the Scientific Advisory Board
/s/ Michael Berelowitz		July 29, 2013
Michael Berelowitz	Director
/s/ Gerald Ostrov		July 29, 2013
Gerald Ostrov	Director